UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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❑	Definitive Proxy Statement

☒	Definitive Additional Materials

❑	Soliciting Material Pursuant to §240.14a-12
Investors Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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101 JFK Parkway
Short Hills, New Jersey 07078

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2018

May 8, 2018

This Supplement to our Proxy Statement dated April 12, 2018 (the "2018 Proxy Statement") is furnished on or about May 8, 2018 to stockholders of record of Investors Bancorp, Inc. (the "Company") in connection with the solicitation by our Board of Directors (the "Board") of proxies to be voted at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 22, 2018, at 9:00 a.m. Eastern Time. Our Board previously made available to you proxy materials in connection with the Annual Meeting, including a proxy statement containing important information about the items of business to be considered at the Annual Meeting.

On or about April 12, 2018, we mailed to our stockholders a notice containing instructions on how to access our Annual Meeting materials, how to request paper copies of these materials and how to vote online or by telephone. The purpose of this supplement is to correct a factual error in the 2018 Proxy Statement, as described below.  The additional information provided in this supplement should be read in conjunction with our Annual Meeting materials, including the 2018 Proxy Statement.  Except as described in this supplement, the information provided in the 2018 Proxy Statement continues to apply.  However, the information contained in this supplement modifies or supersedes any inconsistent information contained in the 2018 Proxy Statement.

Board and Committee Composition – December 31, 2017; Board and Committee Composition – Following the Annual Meeting on May 22, 2018.

As disclosed in the Proxy Statement, and effective as of the Annual Meeting, Kevin Cummings, the President and Chief Executive Officer of the Company, has been appointed to serve as Chairman of the Board of Directors.  The Proxy Statement incorrectly states that the Chairman of the Board serves as ex officio member of all committees.  Members of committees are those directors appointed by the Board, and the Chairman of the Board does not serve on any committee by reason of his position as Chair.  Only independent directors serve on the Audit, Compensation and Benefits and the Nominating and Corporate Governance Committees of the Board.  Therefore, Mr. Cummings does not and will not serve on these committees.

Except as provided in this supplement to our 2018 Proxy Statement, the information provided in the 2018 Proxy Statement continues to apply.